Exhibit 99.1
NEWS RELEASE
FOR IMMEDIATE RELEASE

Contact:	Leigh E. Ginter
Chief Financial Officer
leigh.ginter@norcraftcompanies.com
(651) 234-3315

NORCRAFT COMPANIES, L.P.
REPORTS SECOND QUARTER 2013 RESULTS

August 9, 2013 – Eagan, Minnesota --- Norcraft Companies, L.P. (Norcraft) today reports financial results for the second quarter ended June 30, 2013.

FINANCIAL RESULTS
Second Quarter of Fiscal 2013 Compared with Second Quarter of Fiscal 2012
Net sales increased $14.4 million, or 19.1%, from $75.8 million for the second quarter of 2012 to $90.2 million for the same quarter of 2013. Income from operations increased $2.4 million, or 34.2%, from $6.7 million for the second quarter of 2012 to $9.1 million for the same quarter of 2013. Net income (loss) increased $2.3 million from $0.5 million of loss for the second quarter of 2012 to $1.8 million of income for the same quarter of 2013.
EBITDA (a non-GAAP measure defined in the attached table) was $12.3 million for the second quarter of 2013 compared to $10.1 million for the same quarter of 2012.
"We are pleased with the Company’s top and bottom line performance for the quarter,” commented
President and CEO, Mark Buller. “The economic and industry growth appears to be getting stronger as the year progresses, and we have begun seeing our margins improve as a result of increased operating leverage and strong product mix. As a result, EBITDA for the quarter was up nearly 22% versus the prior year. We continue to closely monitor commodity inflation and promotional activity and adjust our pricing and sales programs accordingly.”

CONFERENCE CALL
Norcraft has scheduled a conference call on Tuesday, August 13, 2013 at 10:00 a.m. Eastern Time. To participate, dial 877-352-9693 and use the conference ID 28978770. A telephonic replay will be available by calling 855-859-2056.

GENERAL
Norcraft Companies is a leading manufacturer of kitchen and bathroom cabinetry in the U.S. and Canada. We provide our customers with a single source for a broad range of high-quality cabinetry, including stock, semi-custom and custom cabinets manufactured in both framed and frameless, or full access construction. We market our products through seven main brands: Mid Continent Cabinetry, Norcraft Cabinetry, UltraCraft, StarMark Cabinetry, Fieldstone Cabinetry, Brookwood Cabinetry and Urban Effects.

-Selected Financial Data Tables Follow-

Norcraft Companies, L.P.
Consolidated Balance Sheets
(dollar amounts in thousands)

	June 30,	December 31,
	2013	2012
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$25,134	$23,019
Trade accounts receivable, net	28,324	20,264
Inventories	23,266	19,760
Prepaid and other current assets	1,930	2,220
Total current assets	78,654	65,263
Non-current assets:
Property, plant and equipment, net	25,620	25,961
Goodwill	88,470	88,484
Intangible assets, net	66,355	70,148
Display cabinets, net	5,823	6,019
Other assets	114	268
Total non-current assets	186,382	190,880
Total assets	$265,036	$256,143
LIABILITIES AND MEMBER’S EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$12,121	$7,133
Accrued expenses	18,827	14,893
Total current liabilities	30,948	22,026
Non-current liabilities:
Long-term debt	240,000	240,000
Unamortized premium on bonds payable	107	127
Other liabilities	54	48
Total non-current liabilities	240,161	240,175
Total liabilities	271,109	262,201
Commitments and contingencies	—	—
Member’s equity (deficit):
Member’s equity (deficit)	(7,194)	(7,686)
Accumulated other comprehensive income	1,121	1,628
Total member’s equity (deficit)	(6,073)	(6,058)
Total liabilities and member’s equity (deficit)	$265,036	$256,143

Norcraft Companies, L.P.
Consolidated Statements of Comprehensive Income (Loss)
(dollar amounts in thousands)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Net sales	$90,284	$75,825	$167,632	$143,687
Cost of sales	66,054	55,377	123,632	105,319
Gross profit	24,230	20,448	44,000	38,368
Selling, general and administrative expenses	15,175	13,701	29,031	26,880
Income from operations	9,055	6,747	14,969	11,488
Other expense:
Interest expense, net	6,470	6,461	12,917	12,911
Amortization of deferred financing costs	780	780	1,560	1,560
Other expense, net	2	24	12	51
Total other expense	7,252	7,265	14,489	14,522
Net income (loss)	1,803	(518)	480	(3,034)

Other comprehensive loss:
Foreign currency translation adjustment	(316)	(283)	(507)	(60)
Total other comprehensive loss	(316)	(283)	(507)	(60)
Comprehensive income (loss)	$1,487	$(801)	$(27)	$(3,094)

Norcraft Companies, L.P.
Consolidated Statement of Cash Flows
(dollar amounts in thousands)
(unaudited)

	Six Months Ended
	June 30,
	2013	2012
Cash flows from operating activities:
Net income (loss)	$480	$(3,034)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization of property, plant and equipment	2,218	2,367
Amortization:
Customer relationships	2,233	2,233
Deferred financing costs	1,560	1,560
Display cabinets	2,172	2,059
Discount amortization/accreted interest	(20)	(19)
Provision for uncollectible accounts receivable	83	149
Provision for obsolete and excess inventories	338	221
Provision for warranty claims	1,677	1,615
Stock compensation expense	9	91
Gain on disposal of assets	(2)	(3)
Change in operating assets and liabilities:
Trade accounts receivable	(8,301)	(4,883)
Inventories	(3,936)	(3,091)
Prepaid expenses	287	91
Other assets	150	155
Accounts payable and accrued expenses	7,344	2,596
Net cash provided by operating activities	6,292	2,107
Cash flows from investing activities:
Proceeds from sale of property, plant and equipment	3	5
Purchase of property, plant and equipment	(2,168)	(1,438)
Additions to display cabinets	(1,976)	(2,304)
Net cash used in investing activities	(4,141)	(3,737)
Cash flows from financing activities:
Payment of financing costs	—	(2)
Proceeds from issuance of member interests	3	—
Distributions to member	—	(10)
Net cash provided by (used in) financing activities	3	(12)
Effect of exchange rates on cash and cash equivalents	(39)	(27)
Net increase (decrease) in cash and cash equivalents	2,115	(1,669)
Cash and cash equivalents, beginning of the period	23,019	24,185
Cash and cash equivalents, end of period	$25,134	$22,516
Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$12,714	$12,776

Norcraft Companies, L.P.
Reconciliation of Net Loss to EBITDA
(dollar amounts in thousands)

EBITDA is net loss before interest expense, income tax expense, depreciation and amortization. We believe EBITDA is useful to investors in evaluating our operating performance compared to that of other companies in our industry, as its calculation eliminates the effects of financing, income taxes and the accounting effects of capital spending, as these items may vary for different companies for reasons unrelated to overall operating performance. We also believe this financial metric provides information relevant to investors regarding our ability to service and/or incur debt. EBITDA is not a presentation made in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). Accordingly, when analyzing our operating performance, investors should not consider EBITDA in isolation or as a substitute for net loss, cash flows from operating activities or other operation statement or cash flow statement data prepared in accordance with U.S. GAAP. Our calculation of EBITDA is not necessarily comparable to those of other similarly titled measures reported by other companies. The calculation of EBITDA is shown below:

	Three Months Ended June 30,		Six Months Ended June 30,		Twelve Months Ended June 30,
	2013	2012	2013	2012	2013
Net income (loss)	$1,803	$(518)	$480	$(3,034)	$(6,045)
Interest expense, net	6,470	6,461	12,917	12,911	25,825
Depreciation	1,106	1,210	2,218	2,367	4,574
Amortization of deferred financing costs	780	780	1,560	1,560	3,120
Amortization of customer relationships	1,117	1,116	2,233	2,233	4,467
Display cabinet amortization	1,036	1,040	2,172	2,059	4,226
State taxes	13	24	25	48	(49)
Non-GAAP EBITDA	$12,325	$10,113	$21,605	$18,144	$36,118

FORWARD LOOKING STATEMENTS AND INFORMATION
Statements in this press release regarding activities, events or developments that management expects, believes or anticipates will or may occur in the future are forward looking statements. Forward looking statements may give management’s current expectations and projections relating to the financial condition, results of operations, plans, objectives, future performance and business of the company. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as ‘‘anticipate,’’ ‘‘estimate,’’ ‘‘expect,’’ ‘‘project,’’ ‘‘intend,’’ ‘‘plan,’’ ‘‘believe’’ and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.
These forward looking statements are based on management’s expectations and beliefs concerning future events affecting the company. They are subject to uncertainties and factors relating to the company’s operations and business environment, all of which are difficult to predict and many of which are beyond the company’s control. Although management believes that the expectations reflected in its forward looking statements are reasonable, management does not know whether its expectations will prove correct. Such expectations can be affected by inaccurate assumptions that management might make or by known or unknown risks and uncertainties. Many factors could cause actual results to differ materially from these forward looking statements including, but not limited to, the risks outlined under Part I, Item 1A, “Risk Factors,’’ in the Annual Report on Form 10-K filed by the company with the Securities and Exchange Commission.
Because of these factors, investors should not place undue reliance on any of these forward looking statements. Further, any forward looking statement speaks only as of the date on which it is made and, except as required by law, the company undertakes no obligation to update any forward looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of anticipated or unanticipated events or circumstances.